                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant /X/
Filed by a party other than the Registrant /  /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ /  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) Section 240.14a-12


                           Evergreen Resources, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



    -------------------------------------------------------------------------
   (Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)



Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)  Title of each class of securities to which transaction applies:
     ________________________

(2)  Aggregate number of securities to which transaction applies:
     ________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ________________________

(4)  Proposed maximum aggregate value of transaction: ________________________

(5)  Total fee paid: ________________________

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount Previously Paid: ________________________
   (2) Form, Schedule or Registration Statement No.: ________________________
   (3) Filing Party: ________________________
   (4) Date Filed: ________________________

                            EVERGREEN RESOURCES, INC.
                          1401 17th Street, Suite 1200
                             Denver, Colorado 80202
                                  303-298-8100
                      ------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            To Be Held June 16, 2000

TO THE SHAREHOLDERS OF EVERGREEN RESOURCES, INC.:

NOTICE HEREBY IS GIVEN that the Annual Meeting of Shareholders of Evergreen Resources, Inc., a Colorado corporation (the "Company"), will be held at The Westin in the Tabor Auditorium, 1672 Lawrence Street, Denver, Colorado 80202-0210, on June 16, 2000, at 10:00 a.m., Mountain Daylight Time, and at any adjournment thereof (the "Meeting"), for the purpose of considering and acting upon the following matters:

     1.   The election of two directors of the Company.

     2. A proposal to approve the 2000 Stock Incentive Plan of Evergreen Resources, Inc.

     3. The transaction of such other business as may properly come before the Meeting or any adjournment thereof.

This Proxy Statement and the accompanying proxy are being mailed to the shareholders of the Company on or about May 17, 2000.

Only holders of record of the Company's common stock at the close of business on May 15, 2000 are entitled to notice of and to vote at the Meeting.

All shareholders, whether or not they expect to attend the Meeting in person, are urged to sign and date the enclosed proxy and return it promptly in the enclosed postage-paid envelope, which requires no additional postage if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the Meeting.


BY ORDER OF THE BOARD OF DIRECTORS.




                                       KEVIN R. COLLINS
                                       SECRETARY

Denver, Colorado
May 17, 2000

                            EVERGREEN RESOURCES, INC.
                      ------------------------------------

                                 PROXY STATEMENT
                       2000 ANNUAL MEETING OF SHAREHOLDERS


                               GENERAL INFORMATION

The enclosed proxy is solicited by and on behalf of the Board of Directors of Evergreen Resources, Inc., a Colorado corporation (the "Company" or "Evergreen"), for use at the Company's Annual Meeting of Shareholders to be held at The Westin in the Tabor Auditorium, 1672 Lawrence Street, Denver, Colorado 80202-0210, on June 16, 2000, at 10:00 a.m., Mountain Daylight Time, and at any adjournment thereof (the "Meeting"). This Proxy Statement and the accompanying proxy are being mailed to the shareholders of the Company on or about May 17, 2000.

Any person signing and returning the enclosed proxy may revoke it at any time before it is voted by giving written notice of such revocation to the Company or by voting in person at the Meeting. Any written notice revoking a proxy should be sent to: Evergreen Resources, Inc., P.O. Box 660, Denver, Colorado 80201-0660. The expense of soliciting proxies, including the cost of preparing, assembling and mailing these proxy materials, will be borne by the Company. It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its directors, officers and employees to solicit proxies personally or by telephone without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses for that purpose.

All shares represented by valid proxies will be voted in accordance therewith at the Meeting. If no direction is made, validly executed and returned proxies will be voted for the election of the nominees for director named below, for approval of the 2000 Stock Incentive Plan of Evergreen Resources, Inc. and in the discretion of the proxy holders with respect to any other matters properly brought before the Meeting.

The Company's Annual Report for the fiscal year ended December 31, 1999 is being mailed along with these proxy materials to the Company's shareholders and contains certain financial information regarding the Company. See "Financial Information."

                      SHARES OUTSTANDING AND VOTING RIGHTS

All voting rights are vested exclusively in the holders of the Company's no par value common stock (the "Common Stock"), with each share entitled to one vote. Only shareholders of record at the close of business on May 15, 2000 are entitled to notice of and to vote at the Meeting. On May 15, 2000, the Company had 14,943,106 shares of Common Stock outstanding, each of which is entitled to one vote on all matters to be voted upon at the Meeting, including the election of directors. No fractional shares are presently outstanding.

A majority of the outstanding Common Stock represented in person or by proxy will constitute a quorum at the Meeting. The two nominees for director receiving the most votes for their election will be elected director, provided that a quorum is present. The proposal to approve the 2000 Stock Incentive Plan of Evergreen Resources, Inc. will be approved if the votes cast in favor of the proposal exceed the votes cast against it, again provided that a quorum is present. Abstentions and broker non-votes will have no effect on the election of directors or the proposal to approve the plan, but will be counted for purposes of determining if a quorum is present.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding persons known to the Company to beneficially own five percent or more of the Common Stock as of May 1, 2000. This information is based upon filings made by such persons with the Securities and Exchange Commission (the "SEC") and upon information provided to the Company. Beneficial ownership is determined in accordance with SEC rules. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares subject to options or warrants held by that person that are currently exercisable or that are or may become exercisable within 60 days of May 1, 2000, are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and under applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite the shareholder's name.

NAME AND ADDRESS OF                             AMOUNT AND NATURE OF        PERCENT OF CLASS
BENEFICIAL OWNER                                BENEFICIAL OWNERSHIP          OUTSTANDING
-------------------                             --------------------        ----------------
Advisory Research, Inc.                              852,381 (1)                 5.70%
David B. Heller
Two Prudential Plaza
180 N. Stetson, Suite 5780
Chicago, IL  60601

AMVESCAP, PLC                                      1,504,700                    10.07%
11 Devonshire Square
London EC2M 4YR
England

Gerald R. Forsythe                                 1,150,716 (2)                 7.70%
1075 Noel Avenue
Wheeling, IL  60090

John Hancock Financial Services, Inc.              2,006,376 (3)                13.25%
200 Claredon Street
Boston, MA  02117

Lord, Abbett & Co.                                 1,087,970                     7.28%
90 Hudson Street
Jersey City, NJ  07302

Perkins, Wolt, McDonnell & Company                   955,000                     6.39%
53 W. Jackson Blvd., Suite 722
Chicago, IL  60604


-------------------

(1) David B. Heller is President and the controlling shareholder of Advisory Research, Inc.

(2) Consists of shared voting and dispositive power over 223,530 shares and 14,452 shares issuable under stock purchase warrants currently exercisable held by Energy Investors Fund I ("Fund I") and 727,186 shares and 185,548 shares issuable under stock purchase warrants currently held by Energy Investors Fund II ("Fund II"). Fund I is controlled by its general partner Energy Investors Partners, L.P. ("Partners I"). Fund II is controlled by its general partner Energy Investors Partners II, L.P. ("Partners II"). Partners I and Partners II are each 50%-owned by John Hancock Financial Services, Inc. ("JHFS"), an indirect, wholly-owned subsidiary of John Hancock Mutual Life Insurance Co. ("John Hancock"), and by EIF Investors, Inc. ("Investors"). Investors is 100%-owned by EIF Acquisition, L.L.C., which in turn is 99%-owned by Indeck Capital, Inc., which in turn is 80%-owned by Gerald R. Forsythe.

(3) Consists of 905,660 shares held directly and 1,150,716 shares over which voting and dispositive power is held by JHFS as described in note
     (2) above. JHFS is a wholly-owned subsidiary of John Hancock Subsidiaries, Inc., which in turn is a wholly-owned subsidiary of John Hancock.

                        SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information as of May 1, 2000, regarding the Common Stock beneficially owned by each director, nominee for director, each executive officer named in the summary compensation table below (the "Named Executive Officers") and all directors and executive officers as a group. Beneficial ownership is determined in accordance with SEC rules. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares subject to options or warrants held by that person that are currently exercisable or that are or may become exercisable within 60 days of May 1, 2000, are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and under applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite the shareholder's name.

                                              AMOUNT AND NATURE OF      PERCENT OF CLASS
NAME OF BENEFICIAL OWNER                      BENEFICIAL OWNERSHIP         OUTSTANDING
------------------------                      --------------------      ----------------
Alain G. Blanchard                                 62,376 (1)                   *

Dennis R. Carlton                                 202,866 (2)                 1.34%

Kevin R. Collins                                  116,800 (3)                   *

Larry D. Estridge                                  31,057 (4)                   *

John J. Ryan III                                  902,487 (5)                 5.70%

Mark S. Sexton                                    730,194 (6)                 4.66%

Scott D. Sheffield                                 31,687 (7)                   *

All Directors and Executive Officers            2,077,467 (8)                13.38%
As a Group (7 Persons)


-------------------

*    Less than 1%

(1)  Includes 22,540 shares issuable pursuant to stock options.

(2)  Includes 156,500 shares issuable pursuant to stock options.

(3)  Includes 106,500 shares issuable pursuant stock options.

(4)  Includes 29,287 shares issuable pursuant to stock options.

(5)  Includes 40,147 shares issuable pursuant to stock options.

(6) Includes 196,500 shares issuable pursuant to stock options. Also includes 450,000 shares held by CIS Oil and Gas, Inc. over which Mr. Sexton holds voting power by proxy; Mr. Sexton has no power to sell or otherwise dispose of these shares and disclaims any beneficial ownership of the shares.

(7)  Includes 30,147 shares issuable pursuant to stock options.

(8)  Includes 581,621 shares issuable pursuant to stock options.

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

The Company's articles of incorporation provide that the members of the Board of Directors shall be divided into three classes, as nearly equal in number as possible, each of which is to serve for three years, with one class being elected each year. The articles of incorporation also provide that the Board will be comprised of at least six members. The Board currently consists of six members, of which two are to be elected at the meeting.

The two nominees for director receiving the most votes for their election will be elected directors, assuming a quorum is present. Abstentions and broker non-votes will have no effect on the election of directors. Shareholders do not have the right to cumulate their votes for directors. The persons named in the enclosed form of proxy, unless otherwise directed therein, intend to vote such proxy FOR the election of each of the nominees named below as director for the term specified. If a nominee becomes unavailable for any reason, the persons named in the proxy are expected to vote for such nominees as are recommended by management. Management has no reason to believe that the nominees will be unavailable or unwilling to serve if elected to office.

The Board of Directors has nominated two persons for election as director at the Meeting to serve for three-year terms. The nominees are currently serving as directors and have consented to serve for the new terms.


                   PRESENT DIRECTORS NOMINATED FOR RE-ELECTION

                                                                           DIRECTOR    TERM TO
         NAME             AGE                   POSITION                    SINCE      EXPIRE
         ----             ---                   --------                   --------    -------
Alain G. Blanchard        59                    Director                     1989       2003
Scott D. Sheffield        47                    Director                     1996       2003


                CONTINUING DIRECTORS WHOSE TERMS ARE NOT EXPIRING


                                                                           DIRECTOR    TERM TO
         NAME             AGE                   POSITION                    SINCE      EXPIRE
         ----             ---                   --------                   --------    -------
Dennis R. Carlton         49         Sr. Vice President and Director         1995       2001
Larry D. Estridge         56                    Director                     1989       2002
John J. Ryan III          72                    Director                     1989       2002
Mark S. Sexton            44      President, CEO, Chairman and Director      1995       2001


There are no family relationships among any directors, executive officers or persons nominated or chosen by Evergreen to become a director or executive officer.

Additional information regarding the nominees for election as directors and the continuing directors of the Company follows:

                                    NOMINEES

ALAIN BLANCHARD         DIRECTOR

Mr. Blanchard was named director of Evergreen in May 1989. A resident of Cannes, France, he has managed discretionary funds for private and institutional clients for over 20 years and continues to do so. Mr. Blanchard graduated from the University of Paris with a doctorate in economics and a degree in political science.

SCOTT D. SHEFFIELD      DIRECTOR

Mr. Sheffield was named a director of Evergreen in September 1996. Since April 1985, Mr. Sheffield has served as Chairman, President and Chief Executive Officer of Pioneer Natural Resources Company, an energy company traded on the New York Stock Exchange, and its predecessor company, Parker & Parsley Petroleum Company. From 1979 to April 1985 he was employed by Parker & Parsley in various engineering positions, including serving from 1981-1985 as Vice President of Engineering. Mr. Sheffield obtained a bachelor of science degree in petroleum engineering from the University of Texas in 1975. He resides in Dallas, Texas.


                              CONTINUING DIRECTORS

DENNIS R. CARLTON       SENIOR VICE PRESIDENT - EXPLORATION AND OPERATIONS AND
                        DIRECTOR PRESIDENT - EVERGREEN OPERATING CORPORATION

Mr. Carlton joined Evergreen in 1981 and was named a director in March 1995. He is currently Evergreen's Senior Vice President of Exploration and Operations. Mr. Carlton also manages the daily activities of Evergreen's operating subsidiary, Evergreen Operating Corp ("EOC"), and was named President of EOC in 1995. He received a B.S. degree in geology in 1972 and a masters of science degree in geology in 1975 from Wichita State University. He resides in Littleton, Colorado.


LARRY D. ESTRIDGE       DIRECTOR

Mr. Estridge was named a director of Evergreen in May 1989. He received an A.B. degree from Furman University in 1966 and a J.D. from Harvard University School of Law in 1969. He resides in Greenville, South Carolina, and is a partner in the law firm Womble Carlyle Sandridge & Rice, PLLC. Mr. Estridge joined Womble Carlyle in January 1999. Prior to January 1999, he was a partner with Wyche, Burgess, Freeman & Parham, P.A. from July 1972 through December 31, 1998. He has represented Evergreen and a number of affiliated companies for over 13 years.


JOHN J. RYAN III        DIRECTOR
                        CHAIRMAN - EVERGREEN RESOURCES (U.K.) LTD.

Mr. Ryan was named a director of Evergreen in May 1989. Since 1982 he has been engaged in international tax and investment activities through Corporate Investment Services, of which he is a principal. Mr. Ryan, a resident of London, England, is also Chairman of Evergreen Resources (U.K.) Ltd., a wholly owned subsidiary of the Company. Mr. Ryan serves as a director of Vail Resorts, Inc.


MARK S. SEXTON          PRESIDENT, CEO, CHAIRMAN AND DIRECTOR
                        CEO - EOC

Mr. Sexton joined Evergreen in 1989, through a merger of companies, and initially managed the daily operating activities of Evergreen's operating subsidiary, EOC. He has been a director of Evergreen since March 1995 and was named President and CEO in June 1995. Mr. Sexton is a registered professional engineer in Colorado. He graduated in 1978 from Stanford University with a B.S. degree in mechanical engineering. He was previously employed in various technical, financial, and management positions with Amoco Production Company, Norwest Bank and energy companies specifically targeting coal bed methane development. Mr. Sexton, who resides in Evergreen, Colorado, is also a director of KFX Inc.

                      MEETINGS OF DIRECTORS AND COMMITTEES

The Company's Board of Directors held seven meetings during the year ended December 31, 1999. All directors attended 100% of such meetings. The Company has established Audit, Compensation and Nominating committees. Certain information about these committees is provided below.

The Audit Committee is presently composed of Alain Blanchard, Larry D. Estridge, and John J. Ryan, III. This committee recommends to the Board the firm to be retained as the Company's independent auditors and consults with and reviews the reports of the Company's independent auditors and the Company's internal financial staff. Three meetings were held during the year ended December 31, 1999, at which all members were present.

The Compensation Committee is presently composed of Alain Blanchard, Larry D. Estridge and Scott D. Sheffield. The Compensation Committee assists the Board in establishing compensation for key employees. One meeting was held during the year ended December 31, 1999, at which all members were present.

The Nominating Committee, formed in February 1999, is presently composed of Alain Blanchard, Mark S. Sexton and Scott D. Sheffield. This committee recommends to the Board and shareholders nominees to serve as directors. For information on procedures by which shareholder nominations for directors may be made, see "Date for Receipt of Shareholder Proposals." The Nominating Committee held one meeting during the year ended December 31, 1999, at which all members were present.

                 BUSINESS EXPERIENCE OF OTHER EXECUTIVE OFFICERS

The following provides certain information concerning the executive officer of the Company who is not also a director:


KEVIN R. COLLINS        VICE PRESIDENT - FINANCE, CHIEF FINANCIAL OFFICER
                        AND TREASURER

Mr. Collins, age 43, joined Evergreen as Vice President and Treasurer in June 1995. He has over 13 years of public accounting experience. Mr. Collins received a B.S. in business administration and accounting from the University of Arizona in 1980, and, before working with Evergreen, was employed by BDO Seidman, LLP, where he was a senior manager. He resides in Littleton, Colorado.

Each officer of the Company holds office until his successor is duly elected and qualified or until his death, resignation or removal, if earlier. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Company would be served thereby.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

The following information is furnished for the years ended December 31, 1999, 1998 and 1997, for the Company's Chief Executive Officer and the two other executive officers of the Company whose salary and bonus exceeded $100,000 during 1999 (as defined above, the "Named Executive Officers").

                                                                             LONG TERM COMPENSATION

                                       ANNUAL COMPENSATION                   AWARDS       ALL OTHER COMPENSATION ($)(3)
                                       -------------------      ----------------------    -----------------------------
                                                                RESTRICTED  SECURITIES
                          FISCAL                                  STOCK     UNDERLYING
     NAME AND              YEAR/       SALARY        BONUS        AWARDS     OPTIONS
PRINCIPAL POSITION        PERIOD       ($)(1)         ($)         ($)(2)       (#)
------------------        ------       ------        -----      ----------  ----------    -----------------------------
Mark S. Sexton           12/31/99      160,600      75,000           --       70,000               25,000
President, CEO and       12/31/98      154,600          --           --       64,000               28,700
a Director               12/31/97      118,300          --       32,900           --               20,000

Dennis R. Carlton        12/31/99      162,200      75,000           --       70,000               25,000
Sr. Vice President       12/31/98      154,500          --           --       64,000               28,700
and a Director           12/31/97      118,905          --       32,900           --               20,000

Kevin R. Collins         12/31/99      107,700      50,000           --       70,000                4,000
Vice President,          12/31/98      100,000          --           --       64,000                6,500
CFO and Treasurer        12/31/97       86,673          --       32,900           --                   --


-------------------

(1) The amounts shown in this column include salaries and contributions which have been deferred pursuant to the Company's 401(k) plan.

(2) The shares indicated were issued pursuant to the Company's Key Employee Equity Plan. None of such shares remain subject to any conditions under the plan.

(3) Amounts include premiums and contributions made by the Company in 1999 to split dollar life insurance policies of which the Named Executive Officers or their estates are the beneficiaries as follows: Mr. Sexton, $20,000; and Mr. Carlton, $20,000. Amounts also include the dollar value of contributions made by the Company in 1999 to the account of each Named Executive Officer under the Company's 401(k) plan, as follows: Mr. Sexton, $5,000; Mr. Carlton, $5,000; and Mr. Collins, $4,000.

The following table sets forth information with respect to the Named Executive Officers concerning the value of unexercised options held as of the end of the last fiscal year. None of the Named Executive Officers exercised any options during fiscal 1999.

                          FISCAL YEAR-END OPTION VALUES

                                    NUMBER OF SECURITIES
                                         UNDERLYING                         VALUE OF UNEXERCISED
                                    UNEXERCISED OPTIONS                     IN-THE-MONEY OPTIONS
                                  AT DECEMBER 31,1999 (#)               AT DECEMBER 31, 1999 ($)(1)
                               ------------------------------        ----------------------------------
       NAME                    EXERCISABLE      UNEXERCISABLE        EXERCISABLE          UNEXERCISABLE
-------------------            -----------      -------------        -----------          -------------
Mark S. Sexton                   177,250           126,750            $1,920,250            $1,009,500
President and CEO

Dennis R. Carlton                139,000            95,000            $1,488,800            $  660,900
Senior Vice President

Kevin R. Collins                  97,750            86,250            $  962,900            $  549,400
Vice President, CFO
and Treasurer


-------------------

(1) Based on the difference between the closing price of the Common Stock on December 31, 1999 ($19.75) and the option exercise price.

The following table sets forth information concerning options to purchase Common Stock granted to the Named Executive Officers in the last fiscal year.

                                                     OPTION GRANTS IN LAST FISCAL YEAR

                                                        INDIVIDUAL GRANTS
                                  -----------------------------------------------------------
                                                                                                    POTENTIAL REALIZABLE
                                                                                                       VALUE AT ASSUMED
                                   NUMBER OF                                                     ANNUAL RATES OF STOCK PRICE
                                  SECURITIES     PERCENT OF TOTAL                                     APPRECIATION FOR
                                  UNDERLYING     OPTIONS GRANTED      EXERCISE                        OPTION TERM (1)
                                    OPTIONS      TO EMPLOYEES IN     PRICE PER     EXPIRATION    ---------------------------
       NAME                       GRANTED (#)      FISCAL 1999      SHARE ($/SH)      DATE          5%                10%
--------------------              -----------    ----------------  -------------   ----------    --------         ----------
Mark S. Sexton                      70,000            33.3%          $ 14.625       1/22/09      $643,831         $1,631,594
President and CEO

Dennis R. Carlton                   70,000            33.3%          $ 14.625       1/22/09      $643,831         $1,631,594
Senior Vice President

Kevin R. Collins                    70,000            33.3%          $ 14.625       1/22/09      $643,831         $1,631,594
Vice President,
CFO and Treasurer


-------------------

(1) The potential realizable value is calculated based on the term of the option at its time of grant and is calculated by assuming that the stock price on the date of grant as determined by the Compensation Committee appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated price. The 5% and 10% assumed rates of appreciation are derived from the rules of the SEC and do not represent the Company's estimate or projection of the future Common Stock price.

(2) Such option vests and becomes exercisable in four equal installments on January 22 of each of 2000, 2001, 2002 and 2003, provided the optionee remains an employee of the Company.


          BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Company's compensation program for its executive officers is comprised of three principal components: base salary, annual incentive compensation and long-term incentive compensation in the form of stock-based awards. Evergreen's compensation policy has been to offer conservative base salaries and to provide performance-based incentives in the form of annual bonuses and stock awards in order to provide an overall competitive compensation package for executive officers. The goal of the Compensation Committee (the "Committee") is to ensure that the Company employs qualified, experienced executives whose financial interest is aligned with that of the shareholders. The Committee considers general industry practice, tax effects and other factors in structuring executive compensation.

BASE SALARIES: Base salaries for each of the Company's executives are determined by taking into consideration performance, length of tenure with the Company and compensation of industry competitors for comparable positions. In order to determine comparable salary levels paid within the industry, the Committee reviews various surveys and publicly filed information regarding its competitors.

ANNUAL BONUS INCENTIVES: Performance by executives is measured by several criteria which are considered important to the Company's success. These criteria are not specifically weighted in the determination of salary increases and bonuses, since the relative importance of such criteria may change from year to year and the relative responsibilities of each executive in the achievement of the objectives may differ. Examples of criteria considered are: (i) quantity of oil and gas reserves and increases in such reserves; (ii) increases in production and cash flow; (iii) finding costs of oil and gas reserves; (iv) controls exerted over lifting costs and resulting stabilization or reduction of lifting costs; (v) discovery and investigation of prospective new projects; and
(vi) overall financial management. Of particular importance in determining 1999 bonus payments were substantial increases in proved reserves, production and cash flow. Though the Committee did not establish specific numeric formulas for converting these increases into bonus adjustments, they were important factors in the Committee's compensation decisions because the Committee believed that the experience, skill, good judgment and management practices of the executives contributed substantially to these increases.

STOCK-BASED AWARDS: The Committee also utilizes restricted stock and/or stock options as incentives for executives. In determining the number of shares and/or share options to be awarded to each executive, the Committee considers the individual performance of each executive, his level of responsibility, his base salary, and the number of restricted shares and options already owned by the executives as a group relative to the total number of outstanding shares and stock options owned by all shareholders. In addition to the stock options reflected in the table titled "Option Grants in Last Fiscal Year", certain options held by executive officers vested during 1999 pursuant to the Key Employee Equity Plan adopted by the Board in September 1996. The executives were entitled to be vested in these options because the Company met and exceeded in fiscal year 1998 all three of the goals established in its initial formulation of the plan: (i) 20% increase in proved developed reserves; (ii) 20% increase in total production, and (iii) 20% increase in cash flow. Under this plan, the total number of shares subject to options held by each of the Named Executive Officers which vested in 1999 is as follows: Mark S. Sexton -- 19,250 shares; Dennis R. Carlton -- 17,500 shares; and Kevin R. Collins -- 8,750 shares. The Committee also granted each of these individuals incentive stock options to purchase 70,000 shares of Common Stock under the Company's Initial Stock Option Plan, which the Company's shareholders approved at the 1998 annual meeting. To enable the Company to continue to provide competitive stock-based compensation program, the Board has also approved the adoption of the 2000 Stock Incentive Plan, subject to shareholder approval of the plan. See Proposal 2 below.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER: During the fiscal year ended December 31, 1999, Mark S. Sexton, President and CEO, received compensation of $165,000 for his services. This includes a salary of $160,600 and deferred compensation pursuant to the Company's 401(k) plan in the amount of $5,000. In setting the salary for Mr. Sexton for 1999, the Committee considered all of the criteria described above in this Report, along with information indicating that his previous salary was in the mid-to-low range of CEOs of comparable companies. Because the performance of the Company in the key areas of measurement referenced above, along with its earnings for 1999 as compared to previous years, substantially exceeded the performance of most peer companies, the Committee believed that a bonus payment in the amount of $75,000 to Mr. Sexton was justified.

SUBMITTED BY THE COMPENSATION COMMITTEE: Larry D. Estridge
                                         Scott D. Sheffield
                                         Alain G. Blanchard

                       COMPENSATION COMMITTEE INTERLOCKS,
             INSIDER PARTICIPATION AND TRANSACTIONS WITH MANAGEMENT

Since January 1999, Mr. Estridge has been a member of the law firm of Womble Carlyle Sandridge & Rice, PLLC in Greenville, South Carolina, which provided legal services to the Company from time to time during 1999 at customary rates. Total legal fees paid to Womble Carlyle during 1999 were $191,000.

During 1999, Alain Blanchard and a related entity received cash and Common Stock valued in the aggregate at $23,600 for consulting services related to the identification of prospective coal bed methane projects in Europe.

                            COMPENSATION OF DIRECTORS

Directors of the Company are entitled to receive fees of $100 per meeting for their attendance at Board meetings and have currently waived these fees. All directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with attending Board and shareholder meetings. Directors who are not officers or are not salaried employees of the Company ("Non-Executive Directors") each receive a $30,000 annual retainer fee in the form of cash, Common Stock or options to purchase Common Stock, as elected by the director. Such options vest fully at the time of grant. The Non-Executive Directors also agreed to waive compensation for participation in 1999 on the Nominating, Audit and Compensation Committees.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the Company's knowledge, during the fiscal year ended December 31, 1999, the Company's 10% shareholders, officers and directors timely complied with all applicable Section 16(a) filing requirements. This statement is based solely on a review of the copies of such reports furnished to the Company by such reporting persons and their written representations that such reports accurately reflect all reportable transactions.

                                PERFORMANCE GRAPH

The following performance graph reflects yearly percentage change in (i) the cumulative, five year total stockholder return on the Common Stock as compared with the cumulative, five year total return of (ii) the National Securities Dealers Automated Quotation System ("NASDAQ") Stock Market Index of U.S. Companies and (iii) a peer group index. The NASDAQ index and the peer group index were supplied by the Center for Research in Security Prices ("CRSP"), an independent third-party source. The peer group index is composed of approximately 185 companies categorized under the Standard Industrial Classification Number 13 (Oil and Gas Extraction) applicable to the Company. All cumulative returns are calculated on a fiscal year basis ending on December 31 of each year.


                COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS


                                    [GRAPH]

                                     LEGEND

SYMBOL      CRSP TOTAL RETURNS INDEX FOR:                 12/31/94     12/31/95     12/31/96     12/31/97     12/31/98     12/31/99
------      -----------------------------                 --------     --------     --------     --------     --------     --------
 _____      EVERGREEN RESOURCES, INC.                       100.0        95.2        157.1        295.2        338.1         376.2
 -----      Nasdaq Stock Market (US Companies)              100.0       141.3        173.9        213.1        300.4         556.0
 .....      NASDAQ Stocks (SIC 1300-1399 US Companies)      100.0       123.7        202.4        218.8         99.1         122.2
            Oil and Gas Extraction


NOTES:

     A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

     B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

     C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

     D.   The index level for all series was set to $100.0 on 12/31/94.

               PROPOSAL 2 - ADOPTION OF 2000 STOCK INCENTIVE PLAN

BACKGROUND

The Board of Directors of the Company recommends that the shareholders approve the adoption of the 2000 Stock Incentive Plan (the "Plan") in substantially the form attached hereto as Exhibit A. The Board approved the Plan on April 14, 2000, subject to the approval of the Plan by the shareholders at the 2000 Annual Meeting of Shareholders. Awards may be granted under the Plan on and after the effective date of the Plan (June 16, 2000), provided the shareholders approve the Plan, but no later than June 15, 2010. The discussion that follows is qualified in its entirety by reference to the Plan.

Subject to adjustment as described below, the maximum number of shares of Common Stock that may be issued pursuant to awards granted under the Plan is 1,000,000 shares, plus an annual increase equal to the lesser of either 150,000 shares or an amount determined by the Board of Directors. No participant may be granted awards in any 12-month period for more than 250,000 shares of Common Stock (or the equivalent value thereof based on the fair market value per share of the Common Stock on the date of grant of award), subject to adjustment as described herein. The number of shares reserved for issuance under the Plan will be adjusted, and the terms of awards may be adjusted, in the event of an adjustment in the capital stock structure of the Company or a related corporation (due to a merger, stock split, stock dividend or similar event). On April 28, 2000, the closing sales price of the Common Stock as reported on the Nasdaq National Market was $23.13 per share.

PURPOSE AND ELIGIBILITY

The purpose of the Plan is to encourage and enable employees, directors and independent contractors of the Company and related entities to acquire or increase their holdings of Common Stock and other proprietary interests in the Company in order to promote a closer identification of their interests with those of the Company and its shareholders, thereby further stimulating their efforts to enhance the Company's efficiency, soundness, profitability, growth and shareholder value. At this time, the approximate number of persons who may be eligible to participate under the Plan includes 94 employees, four directors and several independent contractors, although these numbers will vary from time to time.

The purpose will be carried out by the granting of benefits ("awards") to selected participants. Awards which may be granted under the Plan include incentive stock options, nonqualified stock options, stock appreciation rights ("SARs"), restricted stock awards and restricted units. The material terms of each type of award are discussed below. See "Awards."

ADMINISTRATION; AMENDMENT AND TERMINATION

The Plan will be administered by the Board of Directors, or upon its delegation, by the Compensation Committee of the Board. The Board of Directors and the Compensation Committee are referred to in this discussion collectively as the "Administrator." Under the terms of the Plan, the Administrator has full and final authority to take any action with respect to the Plan, including, without limitation, the authority to: (1) determine all matters relating to awards, including selection of individuals to be granted awards, the types of awards, the number of shares of Common Stock subject to an award, and the terms, conditions, restrictions and limitations of an award; (2) prescribe the form or forms of agreements related to awards granted under the Plan; (3) establish, amend and rescind rules and regulations for the administration of the Plan; and
(4) construe and interpret the Plan and agreements related to awards, establish and interpret rules and regulations for administering the Plan and make all other determinations deemed necessary or advisable for administering the Plan. The Administrator also has authority to accelerate the vesting or exercisability of awards.

The Plan and awards may be amended or terminated at any time by the Board of Directors, subject to the following: (1) shareholder approval is required of any Plan amendment if such approval is required by applicable law, rule or regulation; and (2) an amendment or termination of an award may not adversely affect the rights of an award recipient without the recipient's consent.

AWARDS

As noted above, the Plan authorizes the granting of incentive stock options, nonqualified stock options, SARs, restricted stock awards and restricted units. A summary of the material terms of each type of award is provided below.

OPTIONS. The Plan authorizes the grant of both incentive stock options and nonqualified stock options, both of which are exercisable for shares of Common Stock. The option price at which an option may be exercised will be determined by the Administrator at the time of grant. In the case of incentive stock options, which may only be granted to employees of the Company or a related corporation, the option price must be at least equal to 100% of the fair market value per share of the Common Stock on the date of grant. The option price of nonqualified options must be at least 85% of the fair market value per share of the Common Stock on the date of grant. The term of an option and the periods and conditions for exercise will be determined by the Administrator at the time of option grant. In the case of incentive options, the option term may not exceed 10 years. Unless an individual agreement provides otherwise, payment of the option price may be made by cash or check and, if permitted by the Administrator, by delivery or withholding of shares of Common Stock, "cashless exercise" or a combination of these methods. Options are subject to certain restrictions on exercise if the participant terminates employment or service. The Administrator also has authority to establish other terms and conditions related to options.

STOCK APPRECIATION RIGHTS. Under the terms of the Plan, SARs may be granted to an optionee of an option (a "related option") with respect to all or a portion of the shares of Common Stock subject to the related option (a "tandem SAR") or may be granted separately (a "freestanding SAR"). The consideration to be received by the holder of an SAR may be paid in cash, shares of Common Stock (valued at fair market value on the date of the SAR exercise), or a combination of cash and shares of Common Stock, as determined by the Administrator. The Administrator may establish a maximum value payable for an SAR. The consideration paid by the Company upon exercise of an SAR may be paid currently or on a deferred basis.

SARs are exercisable according to the terms stated in the related agreement. Upon the exercise of a tandem SAR, the related option is deemed to be surrendered to the extent of the number of shares of Common Stock for which the tandem SAR is exercised. No SAR may be exercised more than 10 years after it was granted, or such shorter period as may apply to related options in the case of tandem SARs. SAR holders are subject to the same restrictions on exercise during employment and following termination of employment or service as optionees.

RESTRICTED AWARDS. Subject to the limitations of the Plan, the Administrator may in its sole discretion grant restricted awards to such eligible individuals in such numbers, upon such terms and at such times as the Administrator shall determine. A restricted award may consist of a restricted stock award or a restricted unit, or both. Restricted awards may be payable in cash or whole shares of Common Stock (including restricted stock), or partly in cash and partly in whole shares of Common Stock, in accordance with the terms of the Plan and the discretion of the Administrator.

The Administrator has authority to determine the nature, length and starting date of the period, if any, during which the restricted award may be earned (the "restriction period") for each restricted award, and will determine the conditions that must be met in order for a restricted award to be granted or to vest or be earned in whole or in part. These conditions may include (but are not limited to) attainment of performance objectives, completion of the restriction period (or a combination of attainment of performance objectives and completion of the restriction period), retirement, displacement, disability, death, or any combination of these conditions. In the case of restricted awards based upon performance criteria, or a combination of performance criteria and continued service, the Administrator will determine the performance objectives to be used in valuing restricted awards and determine the extent to which such awards have been earned. Performance objectives may vary from participant to participant and between groups of participants and will be based upon those Company, business unit and/or individual performance factors and criteria as the Administrator in its sole discretion may deem appropriate, including but not limited to production, reserves, cash flow, earnings per share, return on equity, return on assets, total return to shareholders, or any combination of these factors.

The Administrator has authority to determine whether and to what degree restricted awards have been earned and are payable, as well as to determine the forms and terms of restricted awards. If a participant's employment or service is terminated before the participant has earned all or part of a restricted award, the unearned portion of the award will be forfeited (unless the Administrator elects to accelerate vesting of the award or his individual agreement provides otherwise).

CHANGE OF CONTROL

The Plan provides that upon a "change of control" of the Company (as defined in the Plan): (1) all options and SARs outstanding as of the date of the change of control will become fully exercisable, whether or not then otherwise exercisable; and (2) any restrictions applicable to any restricted awards will be deemed to have expired, and restricted awards will become fully vested and payable to the fullest extent of the original award. However, the Plan authorizes the Administrator, in the event of a merger, share exchange, reorganization or other business combination affecting the Company or a related corporation, to determine that any or all awards shall not vest or become exercisable on an accelerated basis, if the Company or the board of directors of the surviving or acquiring corporation takes such action (including but not limited to the assumption of plan awards or the grant of substitute awards) which, in the opinion of the Administrator is equitable or appropriate to protect the rights and interest of participants under the Plan.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following summary generally describes the principal federal (not state and local) income tax consequences of awards granted under the Plan as of this time. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular employee or to the Company. The provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations thereunder relating to these matters are complicated and their impact in any one case may depend upon the particular circumstances.

INCENTIVE STOCK OPTIONS. Incentive stock options granted under the Plan are intended to qualify as incentive stock options under Section 422 of the Code. Pursuant to Section 422, the grant and exercise of an incentive stock option will generally not result in taxable income to the optionee (with the possible exception of alternative minimum tax liability) if the optionee does not dispose of shares received upon exercise of such option less than one year after the date of exercise and two years after the date of grant, and if the optionee has continuously been a Company employee from the date of grant to three months before the date of exercise (or 12 months in the event of death or disability). The Company generally will not be entitled to a deduction for income tax purposes in connection with the exercise of an incentive stock option. Upon the disposition of shares acquired upon exercise of an incentive stock option, the optionee will be taxed on the amount by which the amount realized upon such disposition exceeds the option price, and such amount will be treated as long-term capital gain or loss. If the holding period requirements for incentive stock option treatment described above are not met, the option will be treated as a nonqualified stock option.

Pursuant to the Code and the terms of the Plan, in no event can there first become exercisable by an optionee in any one calendar year incentive stock options granted by the Company with respect to shares having an aggregate fair market value (determined at the time an option is granted) greater than $100,000. To the extent an incentive stock option granted under the Plan exceeds the foregoing limitation, it will be treated as a nonqualified stock option. In addition, no incentive stock option may be granted to an individual who owns, immediately before the time that the option is granted, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

NONQUALIFIED STOCK OPTIONS. If an optionee receives a nonqualified stock option, the difference between the fair market value of the stock on the date of exercise and the option price will constitute taxable ordinary income to the optionee on the date of exercise. The Company will be entitled to a deduction in the same year in an amount equal to the income taxable to the optionee. The optionee's basis in shares of Common Stock acquired upon exercise of an option will equal the option price plus the amount of income taxable at the time of exercise. Any subsequent disposition of the stock by the optionee will be taxed as a capital gain or loss to the optionee, and will be long-term capital gain or loss if the optionee has held the stock for more than one year at the time of sale.

STOCK APPRECIATION RIGHTS. For federal income tax purposes, the grant of an SAR will not result in taxable income to the holder or a tax deduction to the Company. At the time of exercise of an SAR, the SAR holder will forfeit the right to benefit from any future appreciation of the stock subject to the SAR. Accordingly, taxable income to the SAR holder is deferred until the SAR is exercised. Upon exercise, the amount of cash and fair market value of shares received by the SAR holder, less cash or other consideration paid (if any), is taxed to the SAR holder as ordinary income and the Company will receive a corresponding income tax deduction to the extent the amount represents reasonable compensation and an ordinary and necessary business expense, subject to any required income tax withholding.

RESTRICTED STOCK SUBJECT TO RESTRICTED AWARDS. Similar to SARs, awards for restricted stock will not result in taxable income to the employee or a tax deduction to the Company for federal income tax purposes. Upon expiration of the restricted period applicable to the restricted stock awarded, the fair market value of such shares at such date and any cash amount awarded, less cash or other consideration paid (if any), will be included in the recipient's ordinary income as compensation, except that, in the case of restricted stock issued at the beginning of the restriction period, the recipient may elect to include in his ordinary income as compensation at the time the restricted stock is awarded, the fair market value of such shares at such time, less any amount paid therefor. The Company will be entitled to a corresponding income tax deduction to the extent that the amount represents reasonable compensation and an ordinary and necessary business expense, subject to any required income tax withholding.

RESTRICTED UNITS AND RESTRICTED AWARDS OTHER THAN RESTRICTED STOCK. The federal income tax consequences of the award of restricted units and other restricted awards other than restricted stock will depend on the conditions of the award. Generally, the transfer of cash or property will result in ordinary income to the recipient and a tax deduction to the Company. If there is a substantial risk that the property transferred will be forfeited (for example, because receipt of the property is conditioned upon the performance of substantial future services), the taxable event is deferred until the risk of forfeiture lapses. However, the recipient may generally elect to accelerate the taxable event to the date of transfer, even if the property is subject to a substantial risk of forfeiture. If this election is made, subsequent appreciation is not taxed until the property is sold or exchanged (and the lapse of the forfeiture restriction does not create a taxable event). Generally, any deduction to the Company occurs only when ordinary income in respect of an award is recognized by the employee (and then the deduction is subject to reasonable compensation and withholding requirements). Because restricted stock awards will be subject to such conditions as may be determined by the Administrator, the federal income tax consequences to the recipient and to the Company will depend on the specific conditions of the award.

PERFORMANCE-BASED COMPENSATION -- SECTION 162(m) REQUIREMENTS

The Plan is intended to preserve the Company's tax deduction for certain awards paid under the Plan by complying with the terms of Section 162(m) of the Code and related regulations. Section 162(m) of the Code denies an employer a deduction for compensation paid to covered employees (generally, the Named Executive Officers) of a publicly held corporation in excess of $1,000,000 unless the compensation is exempt from the $1,000,000 limitation because it is performance-based compensation or paid on a commission basis. Although the $1,000,000 deduction limitation is not applicable at this time to any of the Named Executive Officers, the Plan is structured to comply with the requirements imposed by Section 162(m) of the Code in order to preserve, to the extent practicable, the Company's tax deduction for awards made under the Plan.

In order to qualify as performance-based compensation, the compensation paid to covered employees must be paid under pre-established objective performance goals determined and certified by a committee comprised of outside directors. In addition to other requirements for the performance-based exception, shareholders must be advised of, and must approve, the material terms (or change in material terms) of the performance goal under which compensation is to be paid. Material terms include the individuals eligible to receive compensation, a description of the business criteria on which the performance goal is based, and either the maximum amount of the compensation to be paid or the formula used to calculate the amount of compensation if the performance goal is met.

As proposed, the Plan limits the maximum amount of awards that may be granted to any employee. In particular, the Plan provides that (subject to capital adjustments), no participant may be granted awards in any calendar year for more than 250,000 shares of the Common Stock (or the equivalent value thereof based on the fair market value per share of the Common Stock on the date of grant of an award). Further, restricted awards that are performance-based will be based upon such Company, business unit and/or individual performance factors and criteria as the Administrator determines, including but not limited to production, reserves, cash flow, earnings per share, return on equity, return on assets, total return to shareholders or any combination of these factors. See "Awards -- Restricted Awards," above.

The amount of compensation that will be paid pursuant to the grant of awards under the Plan in the current fiscal year to the following persons is not yet determinable due to vesting, performance and other requirements. However, the following table sets forth the number of options that were granted in the last fiscal year under the Company's stock incentive plans and arrangements, to each of the following:

                           2000 STOCK INCENTIVE PLAN
                                NEW PLAN BENEFITS

                    NAME AND POSITION                                   DOLLAR VALUE ($)(1)           NUMBER OF SHARES
                    -----------------                                   -------------------           ----------------
Mark S. Sexton                                                                $14.625                        70,000
PRESIDENT AND CHIEF EXECUTIVE OFFICER

Dennis R. Carlton                                                             $14.625                        70,000
SENIOR VICE PRESIDENT

Kevin R. Collins                                                              $14.625                        70,000
VICE PRESIDENT- FINANCE, CHIEF FINANCIAL OFFICER AND TREASURER

Executive Group                                                               $14.625                       210,000

Non-Executive Director Group                                                  $14.625                        11,300

Non-Executive Officer Employee Group                                               --                            --


(1) The dollar value is based on the per share exercise price for the options granted.

The plan will be approved if a quorum is present at the Meeting and the number of votes cast for approval of the Plan exceeds the number of votes cast against. Any shares not voted, whether by abstention, broker non-vote or otherwise, will have no effect on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSAL TO ADOPT THE 2000 STOCK INCENTIVE PLAN IN SUBSTANTIALLY THE FORM ATTACHED HERETO AS EXHIBIT A.

                              INDEPENDENT AUDITORS

BDO Seidman, LLP, currently serves the Company as independent auditors. Representatives of BDO Seidman, LLP, will be present at the Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.


                                 OTHER BUSINESS

As of the date of this Proxy Statement, management of the Company was not aware of any other matter to be presented at the Meeting other than as set forth herein. However, if any other matters are properly brought before the Meeting, the shares represented by valid proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.


                              FINANCIAL INFORMATION

The Company's 1999 Annual Report to Shareholders is enclosed. The Company will provide without charge to any shareholder of record or beneficial owner of Common Stock a copy of the Company's 1999 Annual Report to Shareholders or the 1999 Annual Report on Form 10-K (without exhibits), including financial statements and financial statement schedules, filed with the SEC. Any such request should be directed to Evergreen Resources, Inc. P.O. Box 660, Denver, CO 80201-0660, Attention: John Kelso, Manager of Investor Relations.

                    DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS

Any proposal by a shareholder intended to be included in the Company's proxy materials for the Company's 2001 annual meeting must be received at the offices of the Company, P.O. Box 660, Denver, Colorado 80201-0660, no later than January 21, 2001. Pursuant to the Company's bylaws, shareholder proposals (other than director nominations) must be submitted to the Company no later than the close of business on the 60th day before the first anniversary of the date of the preceding year's annual meeting and no earlier than the 90th day prior to such date. Such proposals must be made in accordance with established procedures. Shareholder nominations for director must be received by the Company no later than the close of business on the 30th day before the annual meeting of shareholders at which directors are to be elected and no earlier than the 60th day before the meeting. Such nominations must also be made in accordance with established procedures.


                                       KEVIN R. COLLINS
                                       SECRETARY

Denver, Colorado
May 17, 2000

                                                                       EXHIBIT A





                            2000 STOCK INCENTIVE PLAN

                                       OF

                            EVERGREEN RESOURCES, INC.

                            2000 STOCK INCENTIVE PLAN
                                       OF
                            EVERGREEN RESOURCES, INC.


1.   PURPOSE

The purpose of the 2000 Stock Incentive Plan of Evergreen Resources, Inc. (the "Plan") is to encourage and enable selected employees, directors and independent contractors of Evergreen Resources, Inc. (the "Corporation") and its related entities to acquire or to increase their holdings of common stock of the Corporation (the "Common Stock") and other proprietary interests in the Corporation in order to promote a closer identification of their interests with those of the Corporation and its shareholders, thereby further stimulating their efforts to enhance the efficiency, soundness, profitability, growth and shareholder value of the Corporation. This purpose will be carried out through the granting of benefits (collectively referred to herein as "awards") to selected employees, independent contractors and directors, including the granting of incentive stock options ("incentive options") intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonqualified stock options ("nonqualified options"), stock appreciation rights ("SARs"), restricted stock awards ("restricted stock awards"), and restricted units ("restricted units") to such participants. Incentive options and nonqualified options shall be referred to herein collectively as "options." Restricted stock awards and restricted units shall be referred to herein collectively as "restricted awards."

2.   ADMINISTRATION OF THE PLAN

     (a) The Plan shall be administered by the Board of Directors of the Corporation (the "Board" or the "Board of Directors") or, upon its delegation, by the Compensation Committee of the Board of Directors (the "Committee"). Unless the Board determines otherwise, the Committee shall be comprised solely of "non-employee directors," as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or as may otherwise be permitted under Rule 16b-3. Further, to the extent required by
Section 162(m) of the Code or related regulations, the Plan shall be administered by a committee comprised of "outside directors" (as such term is defined in Section 162(m) or related regulations) or as may otherwise be permitted under Section 162(m) and related regulations. For the purposes herein, the term "Administrator" shall refer to the Board and, upon its delegation to the Committee of all or part of its authority to administer the Plan, to the Committee.

     (b) Any action of the Administrator with respect to the Plan may be taken by a written instrument signed by all of the members of the Board or Committee, as appropriate, and any such action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. Subject to the provisions of the Plan, the Administrator shall have full and final authority in its discretion to take any action with respect to the Plan including, without limitation, the authority (i) to determine all matters relating to awards, including selection of individuals to be granted awards, the types of awards, the number of shares of the Common Stock, if any, subject to an award, and all terms, conditions, restrictions and limitations of an award; (ii) to prescribe the form or forms of the agreements evidencing any awards granted under the Plan; (iii) to establish, amend and rescind rules and regulations for the administration of the Plan; and (iv) to construe and interpret the Plan and agreements evidencing awards granted under the Plan, to interpret rules and regulations for administering the Plan and to make all other determinations deemed necessary or advisable for administering the Plan. The Administrator shall also have authority, in its sole discretion, to accelerate the date that any award which was not otherwise exercisable or vested shall become exercisable or vested in whole or in part without any obligation to accelerate such date with respect to any other award granted to any recipient. In addition, the Administrator shall have the authority and discretion to establish terms and conditions of awards as the Administrator determines to be necessary or appropriate to conform to the applicable requirements or practices of jurisdictions outside of the United States.

     (c) To the extent permitted by applicable law, each person who is or at any time serves as a member of the Board or the Committee shall be indemnified and held harmless by the Corporation against and from (i) any loss, cost, liability, or expense that may be imposed on or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action or failure to act under this Plan; and
(ii) any and all amounts paid by such person in satisfaction of judgment in any such action, suit, or proceeding relating to this Plan. Each person covered by this indemnification shall give the Corporation an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend the same on such person's own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the charter or by-laws of the Corporation, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify such person or hold such person harmless.

     (d) Notwithstanding Section 2(a), the Administrator may delegate to the chief executive officer of the Corporation the authority to grant awards, and to make any or all of the determinations reserved for the Administrator in the Plan and summarized in Section 2(b) herein with respect to such awards, to any individual who, at the time of said grant or other determination, (i) is not deemed to be an officer or director of the Corporation within the meaning of
Section 16 of the Exchange Act, (ii) is not deemed to be a covered employee (as defined in Section 18(b) herein), and (iii) is otherwise eligible under Section
5. To the extent that the Administrator has delegated authority to grant awards pursuant to this Section 2(d) to the chief executive officer, references to the Administrator shall include references to such person, subject, however, to the requirements of the Plan, Rule 16b-3, Section 162(m) of the Code and other applicable law.

3.   EFFECTIVE DATE

The effective date of the Plan shall be June 16, 2000 (the "Effective Date"). Awards may be granted under the Plan on and after the Effective Date, but no awards may be granted after June 15, 2010.

4.   SHARES OF STOCK SUBJECT TO THE PLAN; AWARD LIMITATIONS

     (a) Subject to adjustments as provided in this Section 4, the maximum number of shares of Common Stock that may be issued pursuant to awards shall be 1,000,000 shares, plus an annual increase to be added following the last day of each calendar year during the term of the Plan equal to the lesser of (i) 150,000 shares of Common Stock or (ii) an amount determined by the Board of Directors. Such shares shall be authorized but unissued shares or shares purchased on the open market or by private purchase. No participant may be granted awards in any 12-month period for more than 250,000 shares of Common Stock (or the equivalent value thereof based on the fair market value per share of the Common Stock on the date of grant of an award). The share and award limitations imposed pursuant to this Section 4(a) shall be subject to adjustment as provided in Section 4(c) herein.

     (b) The Corporation hereby reserves sufficient authorized shares of Common Stock to meet the grant of awards hereunder. Any shares subject to an award which is subsequently forfeited, expires or is terminated may again be the subject of an award granted under the Plan. To the extent that any shares of Common Stock subject to an award are not delivered to a participant (or his beneficiary) because the award is forfeited, canceled, settled in cash or used to satisfy applicable tax withholding obligations, such shares shall not be deemed to have been issued for purposes of determining the maximum number of shares of Common Stock available for issuance under the Plan. If the purchase price of an award granted under the Plan is satisfied by tendering or withholding shares of Common Stock, only the number of shares issued net of the shares of Common Stock tendered or withheld shall be deemed issued for purposes of determining the maximum number of shares of Common Stock available for issuance under the Plan.

     (c) If there is any change in the outstanding shares of Common Stock because of a merger, consolidation or reorganization involving the Corporation or a related entity, or if the Board of Directors of the Corporation declares a stock dividend, stock split distributable in shares of Common Stock or reverse stock split, or if there is a similar change in the capital stock structure of the Corporation or a related entity affecting the Common Stock, the number of shares of Common Stock reserved for issuance under the Plan shall be correspondingly adjusted, and the Administrator shall make such adjustments to awards or to any provisions of this Plan as the Administrator deems equitable to prevent dilution or enlargement of awards or as may be otherwise advisable.

5.   ELIGIBILITY

An award may be granted only to an individual who satisfies the following eligibility requirements on the date the award is granted:

     (a) The individual is either (i) an employee of the Corporation or a related entity, (ii) a director of the Corporation or a related entity, or (iii) an independent contractor, consultant or advisor (collectively, "independent contractors") providing services to the Corporation or a related entity. For this purpose, an individual shall be considered to be an "employee" only if there exists between the individual and the Corporation or a related corporation the legal and bona fide relationship of employer and employee.

     (b) With respect to the grant of incentive options, the individual does not own, immediately before the time that the incentive option is granted, stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or a related corporation. Notwithstanding the foregoing, an individual who owns more than 10% of the total combined voting power of the Corporation or a related corporation may be granted an incentive option if the option price is at least 110% of the fair market value of the Common Stock (as defined in Section 6(c)(ii) herein), and the option period (as defined in Section 6(d)(i) herein) does not exceed five years. For this purpose, an individual will be deemed to own stock which is attributable to him under
Section 424(d) of the Code.

     (c) With respect to the grant of substitute awards or assumption of awards in connection with a merger, reorganization or similar business combination involving the Corporation or related corporation, the recipient is otherwise eligible to receive the award and the terms of the award are consistent with the Plan and applicable laws, rules and regulations (including, to the extent necessary, the federal securities laws registration provisions and Section 424(a) of the Code).

     (d) The individual, being otherwise eligible under this Section 5, is selected by the Administrator as an individual to whom an award shall be granted (a "participant").

6.   OPTIONS

     (a) GRANT OF OPTIONS: Subject to the limitations of the Plan, the Administrator may in its sole and absolute discretion grant options to such eligible individuals in such numbers, upon such terms and at such times as the Administrator shall determine. Both incentive options and nonqualified options may be granted under the Plan; provided, however, that incentive options may only be granted to employees of the Corporation or a related corporation. To the extent that an option is designated as an incentive option but does not qualify as such under Section 422 of the Code, the option (or portion thereof) shall be treated as a nonqualified option.

     (b) OPTION PRICE: The price per share at which an option may be exercised (the "option price") shall be established by the Administrator and stated in the agreement evidencing the grant of the option; provided, that (i) in the case of an incentive option, the option price shall be no less than 100% of the fair market value per share of the Common Stock (as determined in accordance with Section 6(c)(ii) on the date the option is granted); (ii) in the case of a nonqualified option, the option price shall be no less than 85% of the fair market value per share of the Common Stock (as determined in accordance with Section 6(c)(ii) on the date the option is granted); and (iii) in no event shall the option price per share of any option be less than the par value, if any, per share of the Common Stock.

     (c) DATE OF GRANT; FAIR MARKET VALUE:

          (i) An incentive option shall be considered to be granted on the date that the Administrator acts to grant the option, or on any later date specified by the Administrator as the effective date of the option. A nonqualified option shall be considered to be granted on the date the Administrator acts to grant the option or any other date specified by the Administrator as the date of grant of the option.

          (ii) For the purposes of the Plan, the "fair market value" per share of the Common Stock shall be established in good faith by the Administrator and, except as may otherwise be determined by the

     Administrator, the fair market value shall be determined in accordance with the following provisions: (A) if the shares of Common Stock are listed for trading on the New York Stock Exchange or the American Stock Exchange, the fair market value shall be the closing sales price per share of the shares on the New York Stock Exchange or the American Stock Exchange (as applicable) on the date immediately preceding the date the option is granted, or, if there is no transaction on such date, then on the trading date nearest preceding the date the option is granted for which closing price information is available, and, provided further, if the shares are quoted on the Nasdaq National Market or the Nasdaq SmallCap Market of the Nasdaq Stock Market but are not listed for trading on the New York Stock Exchange or the American Stock Exchange, the fair market value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system on the date immediately preceding the date the option is granted for which such information is available; or (B) if the shares of Common Stock are not listed or reported in any of the foregoing, then the fair market value shall be determined by the Administrator in accordance with the applicable provisions of Section 20.2031-2 of the Federal Estate Tax Regulations, or in any other manner consistent with the Code and accompanying regulations.

          (iii) In no event shall there first become exercisable by an employee in any one calendar year incentive options granted by the Corporation or any related corporation with respect to shares having an aggregate fair market value (determined at the time an incentive option is granted) greater than $100,000.

     (d) OPTION PERIOD AND LIMITATIONS ON THE RIGHT TO EXERCISE OPTIONS:

          (i) The term of an option (the "option period") shall be determined by the Administrator at the time the option is granted and stated in the individual agreement. With respect to incentive options, the option period shall not extend more than 10 years from the date on which the option is granted. Any option or portion thereof not exercised before expiration of the option period shall terminate. The period or periods during which and terms and conditions pursuant to which an option may become exercisable shall be determined by the Administrator in a manner consistent with the terms of the Plan.

          (ii) An option may be exercised by giving written notice to the Corporation at such place as the Corporation or its designee shall direct. Such notice shall specify the number of shares to be purchased pursuant to an option and the aggregate purchase price to be paid therefor, and shall be accompanied by payment of such purchase price. Unless an individual option agreement provides otherwise, such payment shall be in the form of cash or check, and, where expressly permitted by the Administrator, payment may also be made by (A) delivery (by either actual delivery or attestation) of shares of Common Stock owned by the participant at the time of exercise for a period of at least six months and otherwise acceptable to the Administrator; (B) shares of Common Stock withheld upon exercise; (C) delivery of written notice of exercise to the Corporation and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the option price; or (D) a combination of the foregoing methods. Shares tendered or withheld in payment on the exercise of an option shall be valued at their fair market value on the date of exercise, as determined by the Administrator by applying the provisions of Section 6(c)(ii).

          (iii) Unless an individual option agreement provides otherwise, no option granted to a participant who was an employee at the time of grant shall be exercised unless the participant is, at the time of exercise, an employee as described in Section 5(a), and has been an employee continuously since the date the option was granted, subject to the following:

               (A) An option shall not be affected by any change in the terms, conditions or status of the participant's employment, provided that the participant continues to be an employee of the Corporation or a related corporation.

               (B) The employment relationship of a participant shall be treated as continuing intact for any period that the participant is on military or sick leave or other bona fide leave of absence, provided that the period of such leave does not exceed 90 days, or, if longer, as long as the participant's right to reemployment is guaranteed either by statute or by contract. The employment relationship of a participant shall also be treated as continuing intact while the participant is not in active service because of disability. The Administrator shall have sole authority to determine whether a participant is disabled and, if applicable, the date of a participant's termination of employment or service for any reason (the "termination date").

               (C) Unless an individual option agreement provides otherwise, if the employment of a participant is terminated because of disability, or if the participant dies while he is an employee, the option may be exercised only to the extent exercisable on the participant's termination date, except that the Administrator may in its discretion accelerate the date for exercising all or any part of the option which was not otherwise exercisable on the termination date. The option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (X) the close of the period of 12 months next succeeding the termination date (or such other period stated in the applicable agreement); or (Y) the close of the option period. In the event of the participant's death, such option shall be exercisable by such person or persons as shall have acquired the right to exercise the option by will or by the laws of intestate succession.

               (D) Unless an individual option agreement provides otherwise, if the employment of the participant is terminated for any reason other than disability, death or for "cause," his option may be exercised to the extent exercisable on his termination date, except that the Administrator may in its discretion accelerate the date for exercising all or any part of the option which was not otherwise exercisable on the termination date. The option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable:
          (X) the close of the period of 90 days next succeeding the termination date (or such other period stated in the applicable agreement); or (Y) the close of the option period. If the participant dies following such termination of employment and prior to the earlier of the dates specified in (X) or (Y) of this subparagraph (D), the participant shall be treated as having died while employed under subparagraph (C) immediately preceding (treating for this purpose the participant's date of termination of employment as the termination date). In the event of the participant's death, such option shall be exercisable by such person or persons as shall have acquired the right to exercise the option by will or by the laws of intestate succession.

               (E) Unless an individual option agreement provides otherwise, if the employment of the participant is terminated for "cause," his option shall lapse and no longer be exercisable as of his termination date, as determined by the Administrator. For purposes of the Plan, a participant's termination shall be for "cause" if such termination results from the participant's (W) termination for "cause" under the participant's employment, consulting or other agreement with the Corporation or a related entity; (X) dishonesty or conviction of a crime; (Y) failure to perform his duties for the Corporation or a related entity to the satisfaction of the Corporation; or (Z) engaging in conduct that could be materially damaging to the Corporation without a reasonable good faith belief that such conduct was in the best interest of the Corporation. The determination of "cause" shall be made by the Administrator and its determination shall be final and conclusive.

               (F) Notwithstanding the foregoing, the Administrator shall have authority, in its discretion, to extend the period during which an option may be exercised; provided that, in the event that any such extension shall cause an incentive option to be designated as a nonqualified option, no such extension shall be made without the written consent of the participant.

          (iv) Unless an individual option agreement provides otherwise, an option granted to a participant who was a non-employee director of the Corporation or a related entity at the time of grant may be exercised only to the extent exercisable on the date of the participant's termination of service to the Corporation or a related entity (unless the termination was for cause), and must be exercised, if at all, prior to the close of the option period. If the services of such a participant are terminated for cause (as defined in Section 6(d)(iii)(E) herein), his option shall lapse and no longer be exercisable as of his termination date, as determined by the Administrator. Notwithstanding the foregoing, the Administrator may in its discretion accelerate the date for exercising all or any part of an option which was not otherwise exercisable on the termination date or extend the period during which an option may be exercised, or both.

          (v) Unless an individual option agreement provides otherwise, an option granted to a participant who was an independent contractor of the Corporation or a related entity at the time of grant (and who does not thereafter become an employee, in which case he shall be subject to the provisions of Section 6(d)(iii) herein) may be exercised only to the extent exercisable on the date of the participant's termination of service to the Corporation or a related entity (unless the termination was for cause), and must be exercised, if at all, prior to the first to occur of the following, as applicable: (X) the close of the period of 90 days next succeeding the termination date (or such other period stated in the applicable agreement); or (Y) the close of the option period. If the services of such a participant are terminated for cause (as defined in Section 6(d)(iii)(E) herein), his option shall lapse and no longer be exercisable as of his termination date, as determined by the Administrator. Notwithstanding the foregoing, the Administrator may in its discretion accelerate the date for exercising all or any part of an option which was not otherwise exercisable on the termination date or extend the period during which an option may be exercised, or both.

          (vi) A participant or his legal representative, legatees or distributees shall not be deemed to be the holder of any shares subject to an option and shall not have any rights of a shareholder unless and until certificates for such shares have been issued and delivered to him or them under the Plan. A certificate or certificates for shares of Common Stock acquired upon exercise of an option shall be issued in the name of the participant (or his beneficiary) and distributed to the participant (or his beneficiary) as soon as practicable following receipt of notice of exercise and payment of the purchase price (except as may otherwise be determined by the Corporation in the event of payment of the option price pursuant to
     Section 6(d)(ii)(D) herein).

     (e) NONTRANSFERABILITY OF OPTIONS:

          (i) Incentive options shall not be transferable other than by will or the laws of intestate succession. Nonqualified options shall not be transferable other than by will or the laws of intestate succession, except as may be permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act of 1933, as amended (the "Securities Act"). Except as may be permitted by the preceding sentence, an option shall be exercisable during the participant's lifetime only by him or by his guardian or legal representative. The designation of a beneficiary does not constitute a transfer.

          (ii) If a participant is subject to Section 16 of the Exchange Act, shares of Common Stock acquired upon exercise of an option may not, without the consent of the Administrator, be disposed of by the participant until the expiration of six months after the date the option was granted.

7.   STOCK APPRECIATION RIGHTS

     (a) GRANT OF SARS: Subject to the limitations of the Plan, the Administrator may in its sole and absolute discretion grant SARs to such eligible individuals, in such numbers, upon such terms and at such times as the Administrator shall determine. SARs may be granted to an optionee of an option (a "related option") with respect to all or a portion of the shares of Common Stock subject to the related option (a "tandem SAR") or may be granted separately to an eligible individual (a "freestanding SAR").

     (b) TANDEM SARS: A tandem SAR may be granted either concurrently with the grant of the related option or (if the related option is a nonqualified option) at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related option. Tandem SARs shall be exercisable only at the time and to the extent that the related option is exercisable (and may be subject to such additional limitations on exercisability as the Administrator may provide in the agreement), and in no event after the complete termination or full exercise of the related option. For purposes of determining the number of shares of Common Stock that remain subject to such related option and for purposes of determining the number of shares of Common Stock in respect of which other awards may be granted, a related option shall be considered to have been surrendered upon the exercise of a tandem SAR to the extent of the number of shares of Common Stock with respect to which such tandem SAR is exercised. Upon the exercise or termination of a related option, the tandem SARs with respect thereto shall be canceled automatically to the extent of the number of shares of Common Stock with respect to which the related option was so exercised or terminated. Subject to the limitations of the Plan, upon the exercise of a tandem SAR, the participant shall be entitled to receive from the Corporation, for each share of Common Stock with respect to which the tandem SAR is being exercised, consideration equal in value to the excess of the fair market value of a share of Common Stock on the date of exercise over the related option price per share; provided, that the Administrator may establish a maximum value payable for such SARs.

     (c) FREESTANDING SARS: Unless an individual agreement provides otherwise, the base price of a freestanding SAR shall be not less than 100% of the fair market value of the Common Stock (as determined in accordance with Section 6(c)(ii) herein) on the date of grant of the freestanding SAR. Subject to the limitations of the Plan, upon the exercise of a freestanding SAR, the participant shall be entitled to receive from the Corporation, for each share of Common Stock with respect to which the freestanding SAR is being exercised, consideration equal in value to the excess of the fair market value of a share of Common Stock on the date of exercise over the base price per share of such freestanding SAR; provided, that the Administrator may establish a maximum value payable for such SARs.

     (d) EXERCISE OF SARS:

          (i) Subject to the terms of the Plan, SARs shall be exercisable in whole or in part upon such terms and conditions as may be established by the Administrator and stated in the related agreement. The period during which an SAR may be exercisable shall not exceed 10 years from the date of grant or, in the case of tandem SARs, such other option period as may apply to the related option. Any SAR or portion thereof not exercised before expiration of the exercise period established by the Administrator shall terminate.

          (ii) SARs may be exercised by giving written notice to the Corporation at such place as the Administrator or its designee shall direct. The date of exercise of an SAR shall mean the date on which the Corporation shall have received proper notice from the participant of the exercise of such SAR.

          (iii) No SAR may be exercised unless the participant is, at the time of exercise, an eligible participant, as described in Section 5, and has been a participant continuously since the date the SAR was granted, subject to the provisions of Sections 6(d)(iii), (iv) and (v) herein.

     (e) CONSIDERATION: The consideration to be received upon the exercise of the SAR by the participant shall be paid in cash, shares of Common Stock (valued at fair market value on the date of exercise of such SAR in accordance with
Section 6(c)(ii) herein) or a combination of cash and shares of Common Stock, as elected by the Administrator. The Corporation's obligation arising upon the exercise of the SAR may be paid currently or on a deferred basis with such interest or earnings equivalent, if any, as the Administrator may determine. A certificate or certificates for shares of Common Stock acquired upon exercise of an SAR for shares shall be issued in the name of the participant (or his beneficiary) and distributed to the participant (or his beneficiary) as soon as practicable following receipt of notice of exercise. A participant or his legal representative, legatees or distributees shall not be deemed to be the holder of any shares subject to an SAR and shall not have any rights as a shareholder unless and until certificates for such shares have been issued and delivered to him or them under the Plan. No fractional shares of Common Stock will be issuable upon exercise of the SAR and, unless otherwise provided in the applicable agreement, the participant will receive cash in lieu of fractional shares.

     (f) LIMITATIONS: The applicable SAR agreement shall contain such terms, conditions and limitations consistent with the Plan as may be specified by the Administrator. Unless otherwise provided in the applicable agreement or the Plan, any such terms, conditions or limitations relating to a tandem SAR shall not restrict the exercisability of the related option.

     (g) NONTRANSFERABILITY:

          (i) SARs shall not be transferable other than by will or the laws of intestate succession (except to the extent, if any, that a related option is a nonqualified option and is transferable pursuant to Section 6(e)(i) herein). SARs may be exercised during the participant's lifetime only by him or by his guardian or legal representative. The designation of a beneficiary does not constitute a transfer.

          (ii) If the participant is subject to Section 16 of the Exchange Act, shares of Common Stock acquired upon exercise of an SAR may not, without the consent of the Administrator, be disposed of by the participant until the expiration of six months after the date the SAR was granted.

8.   RESTRICTED AWARDS

     (a) GRANT AND EARNING OF RESTRICTED AWARDS: Subject to the limitations of the Plan, the Administrator may in its sole and absolute discretion grant restricted awards to such individuals in such numbers, upon such terms and at such times as the Administrator shall determine. A restricted award may consist of a restricted stock award or a restricted unit, or both. Restricted awards shall be payable in cash or whole shares of Common Stock (including restricted stock), or partly in cash and partly in whole shares of Common Stock, in accordance with the terms of the Plan and the sole and absolute discretion of the Administrator. The Administrator shall determine the nature, length and starting date of the period, if any, during which a restricted award may be earned (the "restriction period"), and shall determine the conditions which must be met in order for a restricted award to be granted or to vest or be earned (in whole or in part), which conditions may include, but are not limited to, attainment of performance objectives, completion of the restriction period (or a combination of attainment of performance objectives and completion of the restriction period), retirement, displacement, disability or death, or any combination of such conditions. In the case of restricted awards based upon performance criteria, or a combination of performance criteria and continued service, the Administrator shall determine the performance objectives to be used in valuing restricted awards and determine the extent to which such awards have been earned. Performance objectives may vary from participant to participant and between groups of participants and shall be based upon such Corporation, business unit and/or individual performance factors and criteria as the Administrator in its sole discretion may deem appropriate, which factors may include but are not limited to production, reserves, cash flow, earnings per share, return on equity, return on assets, total return to shareholders, or any combination of the foregoing. The Administrator shall have sole authority to determine whether and to what degree restricted awards have been earned and are payable and to interpret the terms and conditions of restricted awards and the provisions herein. The Administrator shall also determine the form and terms of payment of awards. The Administrator, in its sole and absolute discretion, may accelerate the date that any restricted award granted to the participant shall be deemed to be earned in whole or in part, without any obligation to accelerate such date with respect to other restricted awards.

     (b) FORFEITURE OF RESTRICTED AWARDS: Unless an individual agreement provides otherwise, if the employment or service of a participant shall be terminated for any reason and the participant has not yet earned all or part of a restricted award pursuant to the terms of the Plan and the individual agreement, such award to the extent not then earned shall be forfeited immediately upon such termination and the participant shall have no further rights with respect thereto.

     (c) DIVIDEND AND VOTING RIGHTS; SHARE CERTIFICATES: Unless an individual agreement provides otherwise, (i) a participant shall have no dividend rights or voting rights or other rights as a shareholder with respect to shares subject to a restricted award that has not yet vested; and (ii) a certificate or certificates for shares representing a restricted award payable in shares shall be issued in the name of the participant (or his beneficiary) and distributed to the participant (or his beneficiary) as soon as practicable after the shares subject to the award shall be earned.

     (d) NONTRANSFERABILITY:

          (i) The recipient of a restricted award shall not sell, transfer, assign, pledge or otherwise encumber shares subject to the award until all conditions to vesting have been met and shares have been issued and delivered to him.

          (ii) Restricted awards shall not be transferable other than by will or the laws of intestate succession. The designation of a beneficiary does not constitute a transfer.

          (iii) If a participant of a restricted award is subject to Section 16 of the Exchange Act, shares of Common Stock subject to such award may not, without the consent of the Administrator, be sold or otherwise disposed of within six months following the date of grant of such award.

9.   WITHHOLDING

The Corporation shall withhold all required local, state and federal taxes from any amount payable in cash with respect to an award. The Corporation shall require any recipient of an award payable in shares of the Common Stock to pay to the Corporation in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Corporation to such authority for the account of such recipient. Notwithstanding the foregoing, the Corporation may establish procedures to permit a recipient to satisfy such obligation in whole or in part, and any other local, state or federal income tax obligations relating to such an award, by electing (the "election") to have the Corporation withhold shares of Common Stock from the shares to which the recipient is entitled. The number of shares to be withheld shall have a fair market value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Each election must be made in writing to the Administrator in accordance with election procedures established by the Administrator.

10.  SECTION 16(b) COMPLIANCE

It is the general intent of the Corporation that transactions under the Plan which are subject to Section 16 of the Exchange Act shall comply with Rule 16b-3 under the Exchange Act. Notwithstanding anything in the Plan to the contrary, the Administrator, in its sole and absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other participants.

11.  NO RIGHT OR OBLIGATION OF CONTINUED EMPLOYMENT

Nothing in the Plan shall confer upon the participant any right to continue in the service of the Corporation or a related entity as an employee, director, or independent contractor or to interfere in any way with the right of the Corporation or a related entity to terminate the participant's employment or service at any time. Except as otherwise provided in the Plan or an individual agreement, (i) all rights of a participant with respect to an award shall terminate upon the termination of the participant's employment or service; and
(ii) awards granted under the Plan shall not be affected by any change in the duties or position of the participant, as long as such individual remains an employee of, or in service to, the Corporation or a related entity.

12.  UNFUNDED PLAN; RETIREMENT PLANS

     (a) Neither a participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Corporation or any related entity, including, without limitation, any specific funds, assets or other property which the Corporation or any related entity, in their discretion, may set aside in anticipation of a liability under the Plan. A participant shall have only a contractual right to the Common Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Corporation or any related entity. Nothing contained in the Plan shall constitute a guarantee that the assets of such corporations shall be sufficient to pay any benefits to any person.

     (b) In no event shall any amounts accrued, distributable or payable under the Plan be treated as compensation for the purpose of determining the amount of contributions or benefits to which any person shall be entitled under any retirement plan sponsored by the Corporation or a related entity that is intended to be a qualified plan within the meaning of Section 401(a) of the Code.

13.  AMENDMENT AND TERMINATION OF THE PLAN

The Plan and any award granted under the Plan may be amended or terminated at any time by the Board of Directors of the Corporation; provided, that (i) approval of an amendment to the Plan by the shareholders of the Corporation shall be required to the extent, if any, that shareholder approval of such amendment is required by applicable law, rule or regulation; and (ii) amendment or termination of an award shall not, without the consent of a recipient of an award, adversely affect the rights of the recipient with respect to an outstanding award.

14.  RESTRICTIONS ON AWARDS AND SHARES

The Corporation may impose such restrictions on any awards and on any shares representing awards hereunder as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky or state securities laws applicable to such shares. Notwithstanding any other Plan provision to the contrary, the Corporation shall not be obligated to issue, deliver or transfer shares of Common Stock under the Plan, make any other distribution of benefits under the Plan, or take any other action, unless such delivery, distribution or action is in compliance with all applicable laws, rules and regulations (including but not limited to the requirements of the Securities Act). The Corporation may cause a restrictive legend to be placed on any certificate issued pursuant to an award hereunder in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel.

15.  APPLICABLE LAW

The Plan shall be governed by and construed in accordance with the laws of the State of Colorado, without regard to the conflict of laws provisions of any state.

16.  SHAREHOLDER APPROVAL

The Plan is subject to approval by the shareholders of the Corporation, which approval must occur, if at all, within 12 months of the effective date of the Plan. Awards granted prior to such shareholder approval shall be conditioned upon and shall be effective only upon approval of the Plan by such shareholders on or before such date.

17.  CHANGE OF CONTROL

     (a) Notwithstanding any other provision of the Plan to the contrary, in the event of a change of control (as defined in Section 17(b) herein):

          (i) All options and SARs outstanding as of the date of such change of control shall become fully exercisable, whether or not then otherwise exercisable.

          (ii) Any restrictions including but not limited to the restriction period applicable to any restricted award shall be deemed to have expired, and such restricted awards shall become fully vested and payable to the fullest extent of the original grant of the applicable award.

          (iii) Notwithstanding the foregoing, in the event of a merger, share exchange, reorganization or other business combination affecting the Corporation or a related entity, the Administrator may, in its sole and absolute discretion, determine that any or all awards granted pursuant to the Plan shall not vest or become exercisable on an accelerated basis, if the Corporation or the board of directors of the surviving or acquiring corporation, as the case may be, shall have taken such action, including but not limited to the assumption of awards granted under the Plan or the grant of substitute awards (in either case, with substantially similar terms as awards granted under the Plan), as in the opinion of the Administrator is equitable or appropriate to protect the rights and interests of participants under the Plan. For the purposes herein, if the Committee is acting as the Administrator authorized to make the determinations provided for in this Section 17(a)(iii), the Committee shall be appointed by the Board of Directors, two-thirds of the members of which shall have been directors of the Corporation prior to the merger, share exchange, reorganization or other business combinations affecting the Corporation or a related entity.

          (iv) The provisions of this Section 17(a) shall not in any way affect or impair the right or obligation of a successor corporation of the Corporation to assume outstanding awards granted under the Plan or to grant substitute awards in replacement of outstanding awards granted under the Plan; provided, however, that such substitute awards or assumed awards shall in no way diminish such rights of participants as may be provided in
     Section 17(a) herein with respect to outstanding awards granted under the Plan.

     (b) For the purposes herein, a "change of control" shall be deemed to have occurred on the earliest of the following dates:

          (i) The date any entity or person shall have become the beneficial owner of, or shall have obtained voting control over, thirty percent (30%) or more of the outstanding Common Stock of the Corporation;

          (ii) The date the shareholders of the Corporation approve a definitive agreement (A) to merge or consolidate the Corporation with or into another corporation or other business entity (each, a "corporation"), in which the Corporation is not the continuing or surviving corporation or pursuant to which any shares of Common Stock of the Corporation would be converted into cash, securities or other property of another corporation, other than a merger or consolidation of the Corporation in which holders of Common Stock immediately prior to the merger or consolidation have the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger as immediately before, or (B) to sell or otherwise dispose of all or substantially all the assets of the Corporation; or

          (iii) The date there shall have been a change in a majority of the Board of Directors of the Corporation within a 12-month period unless the nomination for election by the Corporation's shareholders of each new director was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the 12-month period.

     (For the purposes herein, the term "person" shall mean any individual, corporation, partnership, group, association or other person, as such term is defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, other than the Corporation, a subsidiary of the Corporation or any employee benefit plan(s) sponsored or maintained by the Corporation or any subsidiary thereof, and the term "beneficial owner" shall have the meaning given the term in Rule 13d-3 under the Exchange Act.)

18.  CERTAIN DEFINITIONS

In addition to other terms defined in the Plan, the following terms shall have the meanings indicated:

     (a) "Agreement" means any written agreement or agreements between the Corporation and the recipient of an award pursuant to the Plan relating to the terms, conditions and restrictions of awards and such other terms, conditions and restrictions as the Administrator shall determine which are not inconsistent with the provisions of the Plan.

     (b) "Covered employee" shall have the meaning given the term in Section 162(m) of the Code or the regulations thereunder.

     (c) "Disability" shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than twelve months.

     (d) "Displacement" shall mean the termination of a participant's employment or service due to the elimination of the participant's job or position without fault on the part of the participant.

     (e) "Parent" or "parent corporation" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation if each corporation other than the Corporation owns stock possessing 50% or more of the total combined voting power of all classes of stock in another corporation in the chain.

     (f) "Predecessor" or "predecessor corporation" means a corporation which was a party to a transaction described in Section 424(a) of the Code (or which would be so described if a substitution or assumption under Section 424(a) had occurred) with the Corporation, or a corporation which is a parent or subsidiary of the Corporation, or a predecessor of any such corporation.

     (g) "Related corporation" means any parent, subsidiary or predecessor of the Corporation, and "related entity" means any related corporation or any other business entity which is an affiliate of the Corporation.

     (h) "Retirement" shall mean retirement in accordance with the retirement policies and procedures established by the Corporation, unless an individual agreement establishes a different meaning for such term.

     (i) "Subsidiary" or "subsidiary corporation" means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if each corporation other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in another corporation in the chain.

19.  GENDER AND NUMBER

Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

IN WITNESS WHEREOF, this 2000 Stock Incentive Plan of Evergreen Resources, Inc., is, by the authority of the Board of Directors of the Corporation, executed in behalf of the Corporation, effective this 16th day of June, 2000.


                                       EVERGREEN RESOURCES, INC.


                                       By:
                                          --------------------------------
                                       Name:
                                            ------------------------------
                                       Title:
                                             -----------------------------

ATTEST:


-----------------------------
Secretary

[Corporate Seal]

                           EVERGREEN RESOURCES, INC.

                      SOLICITED BY THE BOARD OF DIRECTORS

     FOR THE ANNUAL MEETING OF THE SHAREHOLDERS TO BE HELD ON JUNE 16, 2000

    The undersigned hereby constitutes and appoints Mark S. Sexton and Kevin R. Collins, and each of them, the true and lawful attorneys and proxies of the undersigned, with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to act for and vote all of the undersigned's shares of no par value common stock of Evergreen Resources, Inc., a Colorado corporation, at the Annual Meeting of Shareholders to be held at The Westin, 1672 Lawrence Street, Denver, Colorado, at 10:00 a.m., Mountain Daylight Time, on June 16, 2000, and any and all adjournments thereof (the "Meeting"), for the purposes of considering and acting upon the following matters proposed by Evergreen Resources, Inc.:

1.   The election of two     FOR all nominees listed         WITHHOLD AUTHORITY
     (2) Directors of the    (EXCEPT AS MARKED TO THE        TO VOTE FOR ALL
     Company.                CONTRARY BELOW) / /             NOMINEES / /

               Nominees:  Alain G. Blanchard, Scott D. Sheffield

 (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
                  THAT NOMINEE'S NAME IN THE FOLLOWING SPACE):

--------------------------------------------------------------------------------

2.  Approval of the 2000 Stock Incentive Plan of Evergreen Resources, Inc.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3.  Such other business as properly may come before the Meeting.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

    APPROVAL OF EACH MATTER LISTED ABOVE IS NOT CONTINGENT UPON THE APPROVAL OF ANY OTHER MATTER LISTED ABOVE.

                           (Continued on other side)

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ABOVE, FOR APPROVAL OF THE 2000 STOCK INCENTIVE PLAN OF EVERGREEN RESOURCES, INC. AND IN THE DISCRETION OF THE PROXY HOLDERS NAMED HEREIN WITH RESPECT TO OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING.

    SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATION ABOVE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY WITH RESPECT TO MATTERS RELATED TO THE MEETING ABOUT WHICH THE COMPANY DOES NOT RECEIVE TIMELY AND PROPER NOTICE AND WITH RESPECT TO MATTERS INCIDENT TO THE CONDUCT OF THE ANNUAL MEETING.

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, Proxy Statement and the Company's Annual Report to shareholders for the fiscal year ended December 31, 1999, furnished therewith.

                                             Dated: ______________________, 2000

                                             ___________________________________

                                             ___________________________________

                                             Signature(s) should agree with the
                                             name(s) hereon. Executors,
                                             administrators, trustees, guardians
                                             and attorneys should indicate when
                                             signing. Attorneys should submit
                                             power of attorney.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EVERGREEN RESOURCES, INC. PLEASE SIGN AND RETURN THIS PROXY TO EVERGREEN RESOURCES, INC., PO BOX 660, DENVER, COLORADO 80201-0660. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.